Exhibit 1(rr)

BLACKROCK VARIABLE SERIES FUNDS, INC.

ARTICLES OF AMENDMENT

BLACKROCK VARIABLE SERIES FUNDS, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:Pursuant to Section 2-605 of the Maryland General Corporation Law (the “MGCL”), the charter of the Corporation (the “Charter”) is hereby amended by renaming the series of the Corporation as set forth below:

Current Name of Series	New Name of Series
BlackRock Large Cap Core V.I. Fund	BlackRock Advantage Large Cap Core V.I. Fund
BlackRock Large Cap Growth V.I. Fund	BlackRock Large Cap Focus Growth V.I. Fund
BlackRock Large Cap Value V.I. Fund	BlackRock Advantage Large Cap Value V.I. Fund
BlackRock Value Opportunities V.I. Fund	BlackRock Advantage U.S. Total Market V.I. Fund

SECOND:The amendment to the Charter that is effected by these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

THIRD:The authorized stock of the Corporation has not been increased by these Articles of Amendment.

FOURTH:As amended hereby, the Charter shall remain in full force and effect.

FIFTH:These Articles of Amendment shall be effective as of the 12th day of June 2017.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 5th day of June, 2017, by the President and Chief Executive Officer of the Corporation who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, and under penalties for perjury, the matters and facts set forth herein are true in all material respects.

WITNESS:	BLACKROCK VARIABLE SERIES FUNDS, INC.

By: /s/ Ben Archibald	By: /s/ John M. Perlowski
Ben Archibald	John Perlowski
Secretary	President and Chief Executive Officer

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